EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To: Sub Surface Waste Management of Delaware Inc..

    As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 (Post Effective Amendment No 1), of our report, dated December 24, 2004 relating to the consolidated financial statements of Sub Surface Waste Management of Delaware Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.



                           /s/RUSSELL BEDFORD STEFANOU  MIRCHANDANI LLP
                             Russell Bedford Stefanou Mirchandani LLP






New York, New York
October 31, 2005